EXHIBIT 5.1

July 19, 2012

StanCorp Financial Group, Inc.

1100 SW Sixth Avenue

Portland, OR 97204

Ladies and Gentlemen:

We are acting as counsel to StanCorp Financial Group, Inc., an Oregon corporation (the “Company”), in connection with the registration of the offer, issuance and sale from time to time of an indeterminate number of: (i) shares of common stock of the Company (the “Shares”); (ii) senior and subordinated debt securities (the “Debt Securities”); (iii) shares of preferred stock of the Company (the “Preferred Shares”); and (iv) warrants (the “Warrants,” together with the Shares, the Debt Securities and the Preferred Shares, the “Securities”), pursuant to the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “1933 Act”).

The Debt Securities will be issued pursuant to separate indentures between the Company and U.S. Bank National Association, as supplemented by a supplemental indenture or other instrument as appropriate to issue such Debt Securities and (each, a “Supplement,” and together with the applicable indenture, the “Senior Indenture” and the “Subordinated Indenture,” as applicable).

In connection with issuing this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Articles of Incorporation of the Company, as amended; (ii) the Registration Statement; (iii) the prospectus contained within the Registration Statement; (iv) the Senior Indenture; (v) the Subordinated Indenture, and (vi) the corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made the inquiries of such officers and representatives that we have deemed relevant and necessary as a basis for the opinions below.

Based on our review and on the assumptions set forth below, we are of the opinion that:

(1) When (i) the Debt Securities have been duly authorized for issuance, (ii) the terms thereof and of their issue and sale have been duly established, and (iii) the Supplement has been duly authorized, executed and delivered by the parties thereto, upon the due execution, authentication, issuance and delivery thereof in accordance with the Senior Indenture or the Subordinated Indenture, as applicable as set forth in the Registration Statement, the prospectus and any applicable prospectus supplement, and upon receipt by the Company of the purchase price thereof, the Debt Securities will be validly issued and will be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of reasonableness, good faith and fair dealing.

StanCorp Financial Group, Inc.

July 19, 2012

(2) When (i) the issuance of the Shares has been duly authorized, and (ii) the terms of its issue and sale have been duly established, upon the issuance and delivery thereof as set forth in the Registration Statement, the prospectus and any applicable prospectus supplement, and upon receipt by the Company of the purchase price thereof, the Shares will be validly issued, fully paid and nonassessable.

(3) When (i) the issuance of the Preferred Shares has been duly authorized, (ii) the terms of its issue and sale have been duly established, in conformity with the Company’s Articles of Incorporation, as amended, and Oregon law, and (iii) articles of amendment with respect to the applicable series of the Preferred Shares have been duly filed with the Secretary of State of the State of Oregon, upon the issuance and delivery thereof as set forth in the Registration Statement, the prospectus and any applicable prospectus supplement, and upon receipt by the Company of the purchase price thereof, the Preferred Shares will be validly issued, fully paid and nonassessable.

(4) When (i) the issuance of the Warrants has been duly authorized, and (ii) the terms of their issue and sale have been duly established, upon the issuance and delivery thereof as set forth in the Registration Statement, the prospectus and any applicable prospectus supplement, and upon receipt by the Company of the purchase price thereof, the Warrants will be validly issued and will be binding obligations of the Company.

In rendering the foregoing opinions, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of all originals of such latter documents. We also have assumed that (i) a prospectus and prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement shall have been filed with the SEC, (ii) any amendments to the Registration Statement have become effective, and (iii) resolutions authorizing the Company to register, offer, sell and issue the Securities shall have been duly adopted and shall remain in full force and effect.

We are members of the bar of the State of Oregon and do not express any opinion herein covering any law other than the law of the State of Oregon as in effect on the date hereof.

StanCorp Financial Group, Inc.

July 19, 2012

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of Securities” in the prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ STOEL RIVES LLP STOEL RIVES LLP

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